Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

AS OF SEPTEMBER 8, 2006

COMPANY NAME	JURISDICTION OF INCORPORATION/FORMATION

A. P. Orleans Real Estate Co.	Pennsylvania
A. P. Orleans, Incorporated	New Jersey
A. P. Orleans, Incorporated	Pennsylvania
Alambry Funding, Inc.	Delaware
Brookshire Estates, L.P.	Pennsylvania
Byers Commercial LP	Pennsylvania
Byers Commercial, LLC	Delaware
Byers Group II LLC	Pennsylvania
Byers Group III LLC	Pennsylvania
Byers Group LLC	Pennsylvania
Community Management Services Group, Inc.	Pennsylvania
Greenwood Financial Inc.	Delaware
Greenwood Trade, Inc.	Delaware
JPO Air, LLC	Delaware
Lucy Financial, Inc.	Delaware
Masterpiece Homes & Properties, Inc.	Florida
Masterpiece Homes, Inc.	Florida
Meadows at Hyde Park, LLC	New York
OAH Manager LLC	Pennsylvania
OHB Homes, Inc.	Delaware
OHI Financing, Inc.	Delaware
OHI NJ, Inc.	New Jersey
OHI PA GP, LLC	Pennsylvania
OHI PA, Inc.	Pennsylvania
OHI South Service Corp.	Delaware
OKK LLC	Pennsylvania
OKKS Development LP	Pennsylvania

COMPANY NAME	JURISDICTION OF INCORPORATION/FORMATION

ONEA, Inc.	Pennsylvania
OPCNC, LLC	Delaware
Orleans Abstract Member, LLC	Pennsylvania
Orleans Affordable Housing LP	Pennsylvania
Orleans Air LLC	Delaware
Orleans Arizona Construction, LLC	Arizona
Orleans Arizona, Inc.	Delaware
Orleans at Aston, L.P.	Pennsylvania
Orleans at Bordentown, LLC	New Jersey
Orleans at Cooks Bridge, LLC	New Jersey
Orleans at Covington Manor, LLC	New Jersey
Orleans at Crofton Chase, LLC	New Jersey
Orleans at East Greenwich, LLC	New Jersey
Orleans at Elk Township, LLC	New Jersey
Orleans at Evesham, LLC	New Jersey
Orleans at Falls, LP	Pennsylvania
Orleans at Florence, LLC	New Jersey
Orleans at Hamilton, LLC	New Jersey
Orleans at Harrison, LLC	New Jersey
Orleans at Hidden Creek, LLC	New Jersey
Orleans at Illinois, LLC	Delaware
Orleans at Jennings Mill, LLC	New Jersey
Orleans at King Ranch, LLC	Arizona
Orleans at Lambertville, LLC	New Jersey
Orleans at Limerick, LP	Pennsylvania
Orleans at Lower Makefield, LP	Pennsylvania
Orleans at Lower Salford, LP	Pennsylvania
Orleans at Lower Southampton, LP	Pennsylvania
Orleans at Lyons Gate, LLC	Arizona
Orleans at Mansfield LLC	New Jersey

COMPANY NAME	JURISDICTION OF INCORPORATION/FORMATION

Orleans at Maple Glen LLC	New Jersey
Orleans at Meadow Glen, LLC	New Jersey
Orleans at Millstone River Preserve, LLC	New Jersey
Orleans at Millstone, LLC	New Jersey
Orleans at Monroe, LLC	New Jersey
Orleans at Moorestown, LLC	New Jersey
Orleans at Palmyra Member, LLC	New Jersey
Orleans at Skippack, LP	Pennsylvania
Orleans at South Brunswick, LLC	New Jersey
Orleans at Southampton, LLC	New Jersey
Orleans at Tabernacle, LLC	New Jersey
Orleans at Thornbury, L.P.	Pennsylvania
Orleans at Upper Freehold, LLC	New Jersey
Orleans at Upper Providence, LP	Pennsylvania
Orleans at Upper Saucon, LP	Pennsylvania
Orleans at Upper Uwchlan, LP	Pennsylvania
Orleans at Wallkill, LLC	New York
Orleans at West Bradford, LP	Pennsylvania
Orleans at West Vincent, LP	Pennsylvania
Orleans at Westampton Woods, LLC	New Jersey
Orleans at Windsor Square, LP	Pennsylvania
Orleans at Woolwich, LLC	New Jersey
Orleans at Wrightstown, LP	Pennsylvania
Orleans Construction Corp.	Pennsylvania
Orleans Corporation	Pennsylvania
Orleans Corporation of New Jersey	New Jersey
Orleans DK, LLC	New York
Orleans Homebuilders of Southwest Florida, Inc.	Florida
Orleans Homebuilders Trust	Delaware
Orleans Homebuilders Trust II	Delaware

COMPANY NAME	JURISDICTION OF INCORPORATION/FORMATION

Orleans Management, LLC	Pennsylvania
Orleans RHIL, LP	Illinois
Orleans RHPA, LLC	Pennsylvania
Orleans-Wheatley Meadows, LLC	New Jersey
OVS Inc.	New Jersey
P & L Realty, Inc.	Virginia
Palmyra Village, LLC	New Jersey
Parker & Lancaster Corporation	Virginia
Parker & Orleans Homebuilders, Inc.	Delaware
Parker Lancaster, Tidewater, L.L.C.	Virginia
Quaker Sewer, Inc.	Pennsylvania
Realen Homes, L.P.	Pennsylvania
RHGP LLC	Pennsylvania
Sharp Road Farms Inc.	Pennsylvania
Stock Grange, LP	Pennsylvania
Wheatley Meadows Associates, LLC	New Jersey